ITEM 77.Q.1.G

                                       AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 12th day of November,
2003, by and between The Lutheran Brotherhood Family of Funds ("LB Trust"), a series of separate mutual fund portfolios within a single Delaware statutory trust acting on behalf of each series listed on Schedule A attached hereto (each an "Acquired Fund") with its principal place of business at 625 Fourth Avenue South, Minneapolis, MN
55415, and The AAL Mutual Funds ("AAL Trust"), a series of separate mutual fund portfolios within a single
Massachusetts business trust acting on behalf of each fund listed on Schedule A attached hereto (each an
"Acquiring Fund") with its principal place of business at 625 Fourth Avenue South, Minneapolis, MN 55415.

         This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of the Treasury Regulations under Section 368(a) of the United States Internal Revenue Code of 1986, as
amended (the "Code"), with each Acquiring Fund and the corresponding Acquired Fund each being a "party to a reorganization" within the meaning of Section 368(b) of the Code.  The reorganization with respect to each
Acquiring Fund and the corresponding Acquired Fund (each a "Reorganization") will consist of (a) the transfer of all of the assets of the Acquired Fund in exchange for shares of the corresponding class of the Acquiring Fund
(the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of the stated accrued and unpaid liabilities of the corresponding Acquired Fund, and (b) the distribution, after the Closing Date herein referred to, of Acquiring Fund Shares to the shareholders of the corresponding Acquired Fund in liquidation and the subsequent dissolution of such Acquired Fund, all upon the terms and conditions hereinafter set forth in this
Agreement.

         WHEREAS, the Acquiring Fund and the Acquired Fund are series of registered investment companies of the management type and the Acquired Fund owns securities that generally are assets of the character in which the
Acquiring Fund is permitted to invest;

         WHEREAS, the Acquiring Fund is authorized to issue shares of common stock in multiple classes;

         WHEREAS, the Board of Trustees of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares is in the best interests of the Acquired Fund and its shareholders and that the shares of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

         WHEREAS, the Board of Trustees of the Acquiring Fund has determined that the exchange of all the assets of the Acquired Fund for Acquiring Fund Shares is in the best interests of the Acquiring Fund and its shareholders;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.       TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND LIQUIDATION OF THE
         ACQUIRED FUND

1.1.     The Acquired Fund will transfer all of its assets (consisting, without limitation, of portfolio securities and instruments, dividends and interest receivables, cash and other assets), as set forth in the statement of assets and liabilities referred to in Paragraph 7.2 hereof (the "Statement of Assets and
Liabilities"), to the Acquiring Fund free and clear of all liens and encumbrances, except as otherwise provided herein, in exchange for (i) the assumption by the Acquiring Fund of the stated accrued and unpaid liabilities of the Acquired Fund, which liabilities shall be assigned and transferred to the Acquiring Fund by the Acquired Fund
(the "Assumed Liabilities") and assumed by the Acquiring Fund, and (ii) delivery by the Acquiring Fund to the
Acquired Fund, for distribution pro rata by the Acquired Fund to its shareholders in proportion to their respective ownership of shares of beneficial interest in the Acquired Fund, as of the close of business on April
25, 2003 (the "Closing Date"), of a number of the corresponding class of Acquiring Fund Shares having an aggregate net asset value equal to the value of the assets, less such liabilities assumed, assigned and delivered
(herein referred to as the "net value of the assets"), all determined as provided in Paragraph 2.1 hereof and as of a date and time as specified therein. Such transactions shall take place at the closing provided for in
Paragraph 3.1 hereof (the "Closing"). All computations shall be provided by Thrivent Investment Management Inc.
(the "Pricing Agent") for the Acquiring Fund and the Acquired Fund.

1.2.     (a)      The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities and dividends or interest receivables which are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired
Fund on the Closing Date; and

(b)      The Acquired Fund has provided the Acquiring Fund with a list of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. The Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the Acquired Fund with a statement of the Acquiring Fund's investment objectives, policies and restrictions and a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the Acquiring Fund's investment objectives, policies and restrictions. In the event that the Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the
Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

1.3.     The Acquired Fund will endeavor to discharge all the Acquired Fund's known liabilities and obligations prior to the Closing Date.  The Acquired Fund shall assume only the Assumed Liabilities, and shall not assume any other debts, liabilities or obligations of the Acquired Fund.

1.4.     The Acquiring Fund shall assume the right to assert all legal claims against third parties as would have been available to the Acquired Fund as of the Valuation Date (as defined in Section 2.1).

1.5.     As provided in Section 3.3, either on or as soon after the Closing Date as is conveniently practicable
(the "Liquidation Date"), the Acquired Fund will liquidate by distributing pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Acquired Fund
Shareholders"), the corresponding classes of Acquiring Fund Shares it receives pursuant to Section 1.1.  Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the
Acquiring Fund in the name of the Acquired Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund.

1.6.     The Acquired Fund shareholders holding physical certificates representing their ownership of shares of beneficial interest of the Acquired Fund shall surrender such certificates or deliver an affidavit with respect to lost certificates in such form and accompanied by such surety bonds as the Acquired Fund may require
(collectively, an "Affidavit"), to Thrivent Financial for Lutherans prior to the Closing Date. Any Acquired Fund share certificate which remains outstanding on the Closing Date shall be deemed to be canceled, shall no longer evidence ownership of shares of beneficial interest of the Acquired Fund and shall evidence ownership of
Acquiring Fund Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the Acquiring Fund subsequent to the
Liquidation Date with respect to Acquiring Fund Shares shall be paid to the holder of such certificate(s), but the Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares unless the Acquired Fund share certificates are first surrendered to the Acquiring Fund or an Affidavit relating thereto shall be delivered.

1.7.     Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8.     Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired
Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

1.9.     The Acquired Fund shall, following the Closing Date and the making of all distributions pursuant to
Section 1.4, be dissolved under the laws of the State of Maryland and in accordance with its governing documents.

2.       VALUATION

2.1.     The net asset values of the corresponding classes of Acquiring Fund Shares and the values of the assets of the Acquired Fund to be transferred and the Assumed Liabilities shall, in each case, be determined as of the close of business (4:00 p.m. Eastern time) on the Closing Date. The net asset values of the Acquiring Fund Shares shall be computed by the Pricing Agent in the manner set forth in the AAL Trust's Declaration of Trust or Bylaws and the Acquiring Fund's then-current prospectus and statement of additional information and shall be computed in each case to not fewer than two decimal places. The net values of the assets of the Acquired Fund to be transferred shall be computed by the Pricing Agent by calculating the value of the assets transferred by the
Acquired Fund and by subtracting therefrom the amount of the liabilities assigned and transferred to and assumed by the Acquiring Fund on the Closing Date, said assets and liabilities to be valued in the manner set forth in the Acquired Fund's then current prospectus and statement of additional information and shall be computed in each case to not fewer than two decimal places.

2.2.     The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets shall be determined by dividing the value of the Acquired Fund's assets less the liabilities assumed by the Acquiring Fund, by the Acquiring Fund's net asset value per share, all as determined in accordance with Section 2.1 hereof.

2.3.     All computations of value shall be made by the Pricing Agent, in accordance with its regular practice as pricing agent for the Acquired Fund and the Acquiring Fund, respectively.

3.       CLOSING

3.1.     The Closing Date shall be June 25, 2004, or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the
Closing Date unless otherwise provided. The Closing shall be held as of 5:00 p.m. (Central time) at the offices of Thrivent Financial for Lutherans, 625 Fourth Avenue South, Minneapolis, Minnesota, or at such other time and/or place as the parties may agree.

3.2.     In the event that on the Valuation Date (a) the New York Stock Exchange ("NYSE") or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.3.     Portfolio securities that are not held in book-entry form in the name of State Street Bank (the
"Custodian") as record holder for the Acquired Fund shall be presented by the Acquired Fund to the Custodian for examination no later than three business days preceding the Closing Date. Portfolio securities which are not held in book-entry form shall be delivered by the Acquired Fund to the Custodian for the account of the Acquiring Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Custodian in book-entry form on behalf of the Acquired Fund shall be delivered to the Acquiring Fund by the Custodian by recording the transfer of beneficial ownership thereof on its records. The cash delivered shall be in the form of currency or by the Custodian crediting the Acquiring Fund's account maintained with the
Custodian with immediately available funds.

3.4.     The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status of the corresponding classes of Acquired Fund shareholders and the number of outstanding shares of beneficial interest of the Acquired
Fund owned by each such shareholder, all as of the close of business on the Closing Date, certified by its
Treasurer, Secretary or other authorized officer (the "Shareholder List"). The Acquiring Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing
Date, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES

4.1.     The LB Trust and Acquired Fund represent and warrant to the AAL Trust and Acquiring Fund as follows:

(a)      The Acquired Fund is a series of the LB Trust, a statutory trust which is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The LB Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and
Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

(b)      The LB Trust, on behalf of the Acquired Fund, has the power and all necessary federal, state and local qualifications and authorizations to own all its assets, to carry on its business as now being conducted, to enter into and carry out this Agreement, and to consummate the transactions contemplated herein;

(c)      The execution, delivery and performance of this Agreement will not result in a material violation of the
Declaration of Trust or Bylaws of the LB Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the LB Trust or the Acquired Fund is a party or by which it is bound;

(d)      Except as disclosed in writing in the Registration Statement on Form 4-14 of the LB Trust (the
"Registration Statement") the Acquired Fund has no material contracts or other commitments (other than this
Agreement) which will be terminated with liability to the Acquired Fund prior to the Closing Date;

(e)      No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to the Acquired Fund's knowledge threatened against the Acquired Fund or any of the
Acquired Fund's properties or assets (other than that previously disclosed to the other party to the Agreement)
which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or the ability of the
Acquired Fund to consummate the transactions herein contemplated;

(f)      The Statements of Assets and Liabilities of the Acquired Fund for each of the fiscal years in the five year period ended October 31, 2003, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein;

(g)      The Acquired Fund will file its final federal and other tax returns for the period ending on the Closing
Date in accordance with the Code.  At the Closing Date, all federal and other tax returns and reports of the
Acquired Fund required by law then to have been filed prior to the Closing Date shall have been filed, and all federal and other taxes due shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(h)      For each taxable year of its operation and for the taxable year that will end on the Closing Date, the
Acquired Fund has met and will have met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such and has computed (or will compute)
its federal income tax under Section 852 of the Code;

(i)      All issued and outstanding shares of beneficial interest of the Acquired Fund are, and at the Closing
Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the LB Trust. All of the issued and outstanding shares of beneficial interest of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List submitted to the Acquiring Fund pursuant to
Section 3.4 hereof. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares of beneficial interest, nor is there outstanding any security convertible into any of its shares of beneficial interest;

(j)      At the Closing Date, the Acquired Fund will have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to Section 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), other than as disclosed to the Acquiring Fund;

(k)      The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund's Board of Trustees, and subject to the approval of the Acquired Fund's shareholders, this Agreement, assuming due authorization, execution and delivery by the Acquiring Fund, will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(l)      The information to be furnished by the Acquired Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

(m)      The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the Registration
Statement (other than information therein that relates to the Acquiring Fund) will, on the effective date of the
Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

(n)      Since October 31, 2003, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business
(including declines in the net asset value of the Acquired Fund and/or its shares of common stock), or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Acquiring Fund;

(o)      All of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws;

(p)      The prospectus of the Acquired Fund, dated December 30, 2003, (the "Acquired Fund Prospectus"), furnished to the Acquiring Fund, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(q)      The Acquired Fund Tax Representation Certificate to be delivered by the Acquired Fund to the Acquiring
Fund at Closing pursuant to Section 7.5 (the "Acquired Fund Tax Representation Certificate") will not on the
Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and

(r)      The books and records of the Acquired Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.

4.2.     The AAL Trust and the Acquiring Fund represent and warrant to the LB Trust and Acquired Fund as follows:

(a)      The Acquiring Fund is a series of the AAL Trust, a business trust organized and validly existing under the laws of the Commonwealth of Massachusetts.  The AAL Trust is a registered investment company classified as a management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(b)      The AAL Trust, on behalf of the Acquiring Fund has the power and all necessary federal, state and local qualifications and authorizations to own all its assets, to carry on its business as now being conducted, to enter into and carry out this Agreement, and to consummate the transactions contemplated herein;

(c)      The then current prospectus (the "Acquiring Fund Prospectus") and statement of additional information of the Acquiring Fund, and any amendments or supplements thereto on or prior to the Closing Date, and the
Registration Statement on Form N-14 filed in connection with this Agreement (other than written information furnished by the Acquired Fund for inclusion therein, as covered by the Acquired Fund's warranty in Section
4.1(m) hereof) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder.  The Acquiring Fund Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Registration Statement will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)      The execution, delivery and performance of this Agreement will not result, in a material violation of the Declaration of Trust or Bylaws of the AAL Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the AAL Trust or the Acquiring Fund is a party or by which it is bound;

(e)      No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Acquiring Fund or any of the Acquiring Fund's properties or assets. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or ability to consummate the transactions contemplated herein;

(f)      The Statement of Assets and Liabilities of the Acquiring Fund for the fiscal year ended April 30, 2003, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such dates, and there are no known contingent liabilities of the Acquiring Fund as of such dates not disclosed therein;

(g)      Since October 31, 2003, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence of the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed to and accepted by the Acquired Fund;

(h)      The Acquiring Fund has qualified as a regulated investment company for each taxable year of its operation and the Acquiring Fund will qualify as such as of the Closing Date;

(i)      At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law then to have been filed by such date shall have been filed, and all federal and other taxes due shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquiring
Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j)      For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, the Acquiring Fund will qualify as such on the Closing Date and the Acquiring Fund intends to so qualify in the future.  The Acquiring Fund has elected to be treated as a regulated investment company and has computed and will continue to compute its federal income tax under Section 852 of the Code;

(k)      At the date hereof, all issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, nor is there outstanding any security convertible into shares of the Acquiring Fund;

(l)      The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, if any, on the part of the Acquiring Fund's Board of Trustees, and this Agreement, assuming due authorization, execution and delivery by the Acquired Fund, constitutes a valid and binding obligation of the
Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(m)      The corresponding classes of Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the accounts of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund
Shares, and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof;

(n)      The information to be furnished by the Acquiring Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

(o)      The Proxy Statement to be included in the Registration Statement (only insofar as it relates to the
Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

(p)      The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue the Acquiring Fund's operations after the Closing Date;

(q)      The Acquiring Fund Tax Representation Certificate to be delivered by the Acquiring Fund to the Acquired
Fund at Closing pursuant to Section 6.3 (the "Acquiring Fund Tax Representation Certificate") will not on the
Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and

(r)      All of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

5.       COVENANTS OF THE ACQUIRED FUND AND THE ACQUIRING FUND

5.1.     The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable, in each case payable either in cash or in additional shares.

5.2.     As soon as practicable after the effective date of the Registration Statement, the  Acquired Fund shall hold a shareholder meeting to consider and approve this Agreement and such other matters as the Board of Trustees of the LB Trust may determine.  Such approval by the shareholders of the Acquired Fund shall, to the extent necessary to permit the consummation of the transactions contemplated herein without violating any investment objective, policy or restriction of the Acquired Fund, be deemed to constitute approval by the shareholders of a temporary amendment of any investment objective, policy or restriction that would otherwise be inconsistent with or violate upon the consummation of such transactions solely for the purpose of consummating such transactions.

5.3.     The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4.     The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

5.5.     Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund each will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6.     The Acquired Fund shall furnish to the Acquiring Fund on the Closing Date the Statement of Assets and
Liabilities of the Acquired Fund as of the Closing Date, which statement shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified by the Acquired Fund's
Treasurer or Assistant Treasurer. As promptly as practicable but in any case within 60 days after the Closing
Date, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the
AAL Trust, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund as a result of
Section 381 of the Code, and which statement will be certified by the President of the Acquired Fund.

5.7.     The AAL Trust shall promptly prepare and file the Registration Statement with the SEC, and the AAL Trust and the LB Trust shall each make any other required or appropriate filings with respect to the actions contemplated hereby.

5.8.     The Acquired Fund will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement, referred to in Section
4.1(m), all to be included in the Registration Statement, in compliance with the 1933 Act, the Securities
Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act in connection with the meeting of the Acquired
Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.

5.9.     Neither the Acquired Fund nor the Acquiring Fund shall take any action that would prevent the
Reorganization from qualifying as a "reorganization" under Section 368(a) of the Code.

5.10.    The Acquired Fund will pay or cause to be paid to the Acquiring Fund any interest or proceeds it receives on or after the Closing Date with respect to its assets.

5.11.    The Acquiring Fund agrees, as soon as practicable after the Valuation Date, to open shareholder accounts on its share ledger records for the shareholders of the Acquired Fund in connection with the distribution of shares by the Acquired Fund to such shareholders in accordance with Section 1.5.

5.12.    Each party hereto covenants and agrees to provide the other party hereto and its agents and counsel with any and all documentation, information, assistance and cooperation that may become necessary from time to time with respect to the transactions contemplated by this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

         The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.     All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the
Closing Date.

6.2.     The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its
Chairman of the Board, President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement.

6.3.     The Acquiring Fund shall have delivered to Goodwin Procter LLP, in form and substance reasonably satisfactory to it, an Acquiring Fund Tax Representation Certificate for purposes of the opinion described in
Section 8.6.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following conditions:

7.1.     All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the
Closing Date.

7.2.     The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Fund.

7.3.     The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its Chairman of the Board, President or Vice President and its Treasurer or Assistant Treasurer,
in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this
Agreement.

7.4.     At or prior to the Closing Date, the Acquired Fund's investment adviser, or an affiliate thereof, shall have made all payments, or applied all credits, to the Acquired Fund required by any applicable contractual expense limitation.

7.5.     The Acquired Fund shall have delivered to Goodwin Procter LLP, in form and substance reasonably satisfactory to it, an Acquired Fund Tax Representation Certificate for purposes of the opinion described in
Section 8.6.

8.       FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND AND THE ACQUIRING FUND

         The obligations hereunder of the AAL Trust on behalf of the Acquired Fund and the LB Trust on behalf of the Acquiring Fund are each subject to the satisfaction of the following further conditions on or before the
Closing Date.

8.1.     This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the
Declaration of Trust and Bylaws of the LB Trust and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring
Fund nor the Acquired Fund may waive the conditions set forth in this Section 8.1.

8.2.     On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3.     All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) (and including the filing of Articles of Transfer with the Delaware State Department of Assessments and Taxation) deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

8.4.     The Registration Statement shall have become effective under the 1933 Act and the 1940 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act or the 1940 Act.

8.5.     The Acquired Fund shall have distributed to its shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code,
(a) all of its investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to any deductions for dividends paid under Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing Date, (b) all of the excess of (i) its interest income excludable from gross income under Section
103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date, and (c) all of its net capital gain (as such term is used in Sections
852(b)(3)(A) and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date.

8.6.     The parties shall have received a favorable opinion of Goodwin Procter LLP, addressed to the Acquiring
Fund and the Acquired Fund and satisfactory to Brett L. Agnew and John C. Bjork, as Secretary of the LB Trust and
AAL Trust, respectively, substantially to the effect that for federal income tax purposes:

(a)      The transfer of all of the Acquired Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed Liabilities will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund are each a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(b)      No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired
Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed
Liabilities;

(c)      No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the
Assumed Liabilities or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to
Acquired Fund's shareholders;

(d)      No gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their
Acquired Fund shares for the Acquiring Fund Shares;

(e)      The aggregate tax basis for the Acquiring Fund Shares received by each of the Acquired Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of Acquiring Fund
Shares to be received by each Acquired Fund shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided that such Acquired Fund shares were held as capital assets on the date of the Reorganization);

(f)      The tax basis to the Acquiring Fund of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund; and

(g)      The Acquiring Fund will succeed to and take into account as of the date of the Reorganization the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code.

         Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.6.

9.       BROKERAGE FEES AND EXPENSES

9.1.     The Acquiring Fund represents and warrants to the Acquired Fund, and the Acquired Fund represents and warrants to the Acquiring Fund, that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2.     (a)      Except as may be otherwise provided herein, the Acquired Fund shall be liable for the expenses
(Thrivent Financial for Lutherans and/or one or more of its affiliates has agreed to assume said expenses by separate agreement) incurred in connection with entering into and carrying out the provisions of this Agreement, including the expenses of:

(i)      counsel and independent accountants associated with the Reorganization;

(ii)     printing and mailing the Prospectus/Proxy Statement and soliciting proxies in connection with the meeting of shareholders of the Acquired Fund referred to in Section 5.2 hereof,

(iii)    any special pricing fees associated with the valuation of the Acquired Fund's or the Acquiring Fund's portfolio on the Closing Date;

(iv)     expenses associated with preparing this Agreement and preparing and filing the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued in the Reorganization; and

(v)      registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization. The Acquiring Fund and the Acquired Fund shall each be liable solely for its own expenses incurred in connection with entering into and carrying out the provisions of this Agreement whether or not the transactions contemplated hereby are consummated.

(b)      Consistent with the provisions of Section 1.1, the Acquired Fund, prior to the Closing, shall pay for or include in the Statement of Assets and Liabilities prepared pursuant to Section 4.1(f) all of its known and reasonably estimated expenses associated with the transactions contemplated by this Agreement.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1.    The parties hereto agree that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.      TERMINATION

11.1.    This Agreement may be terminated by the mutual agreement of the LB Trust on behalf of the Acquiring Fund and the AAL Trust on behalf of the Acquired Fund. In addition, either party may at its option terminate this
Agreement at or prior to the Closing Date:

(a)      because of a condition herein expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met;

(b)      by resolution of the LB Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquired Fund's shareholders; or

(c)      by resolution of the AAL Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquiring Fund's shareholders.

11.2.    In the event of any such termination, there shall be no liability for damages on the part of either the
Acquired Fund or the Acquiring Fund or the respective Trustees or officers of the LB Trust or the AAL Trust to the other party, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in Section 9.

12.      AMENDMENTS; WAIVERS

12.1.    This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to Section 5.2 of this
Agreement, no such amendment may have the effect of changing the provisions for determining the number of
Acquiring Fund Shares to be issued to the Acquired Fund's shareholders under this Agreement to the detriment of such shareholders without their further approval.

12.2.    At any time prior to the Closing Date either party hereto may by written instrument signed by it (i)
waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions (other than those contained in any of Section 8.1, Section 8.4 or Section 8.6 of this Agreement) made for its benefit contained herein.

13.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by hand delivery, fax, or certified mail addressed to the The AAL Mutual Funds
625 Fourth Avenue South, Minneapolis, MN 55415, Attention: Brett L. Agnew; or to The Lutheran Brotherhood Family
of  Funds, 625 Fourth Avenue South, Minneapolis, MN 55415, Attention: John C. Bjork, respectively.

14.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

14.1.    The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3.    This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

14.4.    This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President and attested by its Secretary.

Attest:

/s/ Brett L. Agnew                                   /s/ Pamela J. Moret
------------------------------                       ---------------------------------
Brett L. Agnew, Secretary                            Pamela J. Moret, President
The AAL Mutual Funds                                 The AAL Mutual Funds

Attest:

/s/ John C. Bjork                                    /s/ Pamela J. Moret
------------------------------                       ---------------------------------
John C. Bjork, Secretary                             Pamela J. Moret, President
The Lutheran Brotherhood Family of Funds             The Lutheran Brotherhood Family of Funds

                                                    SCHEDULE A

                        Acquired Fund                                              Acquiring Fund

           Lutheran Brotherhood World Growth Fund                  AAL International Fund (to be renamed Thrivent
                                                                             Partner International Stock Fund in
                                                                             connection with the Reorganization)

              Lutheran Brotherhood Growth Fund                   AAL Aggressive Growth Fund (to be renamed Thrivent
                                                                    Large Cap Growth Fund in connection with the
                                                                                  Reorganization)

                  Lutheran Brotherhood Fund                    AAL Capital Growth Fund (to be renamed Thrivent Large
                                                               Cap Stock Fund in connection with the Reorganization)

               Lutheran Brotherhood Value Fund                  AAL Equity Income Fund (to be renamed Thrivent Large
                                                               Cap Value Fund in connection with the Reorganization)

          Lutheran Brotherhood Municipal Bond Fund                AAL Municipal Bond Fund (to be renamed Thrivent
                                                                     Municipal Bond Fund in connection with the
                                                                                  Reorganization)

           Lutheran Brotherhood Money Market Fund               AAL Money Market Fund (to be renamed Thrivent Money
                                                                 Market Fund in connection with the Reorganization)